EX-23(B)

Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                            Washington, D.C.  20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                  www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                 April 27, 2001


Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, NY 10017-3206


         Re: Registration of Individual, Group and Tax-Deferred Variable
             Annuity Contracts on Form S-1 for the TIAA Real Estate Account
             --------------------------------------------------------------


Ladies and Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as a part of the above-referenced registration statement on Form S-1 for the TIAA Real Estate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By: /s/ Steven B. Boehm
                                            -----------------------
                                                    Steven B. Boehm




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